EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119697) of Huron Consulting Group Inc. of our report dated February 14, 2005 relating to the financial statements and financial statement schedule, which appears in this annual report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 16, 2005